UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
March 11, 2010 (March 10, 2010)
Commission File No. 001-34269
SHARPS COMPLIANCE CORP.
(Exact Name Of Registrant As Specified In Its Charter)

Delaware (State Or Other Jurisdiction Of Incorporation Or Organization)	74-2657168 (IRS Employer Identification No.)
9220 Kirby Drive, Suite 500
Houston, Texas 77054
(Address Of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code)
713-432-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 10, 2010, Sharps Compliance Inc. (a wholly-owned subsidiary of Sharps Compliance Corp., herein referred to as the “Company”) entered into an Amendment to Credit Agreement and a Note Modification Agreement (the “Agreements”), with JPMorgan Chase Bank, N.A.

     The purpose of the Amendments was to (i) extend the term of the Company’s existing $2.5 million credit facility from March 31, 2010 to March 31, 2012 and (ii) to modify the current Credit Agreement covenants to remove the limit on annual capital expenditures as long as the Company’s cash balance is at least $5,000,000.

    The description of the Agreements contained herein is qualified in its entirety by reference to the related agreements, a copy of each is attached as Exhibit 10.1 and 10.2  to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)  Financial Information.

Not applicable

(b)  Pro Forma Financial Information.

Not applicable.

(c) Exhibits

10.1	Amendment to Credit Agreement dated March 10, 2010, by and between Sharps Compliance Inc. and JPMorgan Chase Bank, N.A.

10.2	Note Modification Agreement dated March 10, 2010, by and between Sharps Compliance Inc. and JPMorgan Chase Bank, N.A.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SHARPS COMPLIANCE CORP.
By:	/s/ David P. Tusa
Executive Vice President , Chief Financial Officer and Business Development

Dated: March 11, 2010

Index to Exhibits

Exhibit No.	Description

10.1	Amendment to Credit Agreement dated March 10, 2010, by and between Sharps Compliance Corp. and JPMorgan Chase Bank, N.A.

10.2	Note Modification Agreement dated March 10, 2010, by and between Sharps Compliance Corp. and JPMorgan Chase Bank, N.A.